040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20160337411-58
Barbara K. Cegavske	Filing Date and Time
Secretary of State	07/29/2016 10:57 AM
State of Nevada	Entity Number E0336012016-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: STARKOT CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: BUSINESS FILINGS INCORPORATED (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) RAVI KIRAN INTURI-SEE ATTACHED (Name)
2-57 A, HANUMAN, IRUKUPAKEM, MUPPALI (Street Address) GUNTUR, IND (City) IN (State) 522403 (Zip Code)

2) Name:
Street Address: City: State: Zip Code:

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

RAVI KIRAN INTURI-SEE ATTACHED (Name) X RAVI KIRAN INTURI (Incorporator Signature)

2-57 A, HANUMAN, IRUKUPAKEM, MUPPALI (Address) GUNTUR, IND (City) IN (State) 522403 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X BUSINESS FILINGS INCORPORATED — 7/29/2016

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.